Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Open Text, Centrinity, Corechange, and Eloquent after giving effect to the acquisitions of Centrinity, Corechange, and Eloquent using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The acquisition of Centrinity was completed on November 1, 2002, while the acquisition of Corechange was completed on February 25, 2003 and the acquisition of Eloquent was completed on March 20, 2003.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2002 is presented to give effect to the acquisition of both Eloquent and Corechange as if they both occurred on December 31, 2002. As the acquisition of Centrinity had been completed as of that date, the consolidated balance sheet of Open Text at December 31, 2002 already reflects that transaction. The unaudited pro forma condensed consolidated statements of operations of Open Text for the six months ended December 31, 2002 and the unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2002 are presented as if these acquisitions had taken place on July 1, 2001.

Under the purchase method of accounting, the total estimated pro forma purchase price, calculated as described in Note 2 to these unaudited pro forma condensed consolidated financial statements, is allocated to the net tangible and intangible assets of Corechange and Eloquent in connection with the acquisition. Independent valuation specialists are currently conducting an independent valuation in order to assist management of Open Text in determining the fair values of a significant portion of the assets related to the acquisition of Eloquent. The preliminary work performed by the independent valuation specialists has been considered in management’s estimates of the fair values reflected in these unaudited pro forma condensed consolidated financial statements. A final determination of these fair values will include management’s consideration of the final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and identifiable intangible assets of Eloquent that existed as of the date of completion of the acquisition.

As these unaudited pro forma condensed consolidated financial statements have been prepared based on preliminary estimates of fair values relating to the Eloquent acquisition, the actual amounts recorded as of the completion of the acquisition may differ from the information presented in these unaudited pro forma condensed consolidated financial statements due to the receipt of the final valuation report, the impact of ongoing integration activities and the finalization of Eloquent’s net assets as of the completion date (March 20, 2003), and these differences may be material.

As of the completion dates of these acquisitions, management of Open Text began to assess and formulate plans to exit certain activities of each of Centrinity, Corechange, and Eloquent and to terminate or relocate certain employees of each of these acquired companies. These assessments are expected to be completed shortly and additional expenses may be incurred. Costs of $4.8 million will be incurred for severance or relocation costs related to Centrinity employees, costs of vacating certain facilities of Centrinity, and other direct costs associated with this transaction. A pro forma adjustment of $4.8 million was recognized for these anticipated costs in Open Text’s accounting for the consummation of the Centrinity acquisition. Based on a preliminary analysis to date, costs of approximately $3.8 million will be incurred for severance or relocation costs related to Corechange employees, costs of vacating certain facilities of Corechange, and other direct costs associated with this transaction. A pro forma adjustment of $3.8 million relating to the Corechange acquisition has been included in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2002. Finally, based on a preliminary analysis to date, costs of approximately $1.2 million will be incurred for severance or relocation costs related to Eloquent employees and other direct costs associated with this transaction. A pro forma adjustment of $1.2 million relating to the Eloquent acquisition has been included in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2002. These estimates are preliminary and subject to change based on Open Text’s further assessments.

The pro forma condensed consolidated statements of operations do not include any non-recurring charges or credits, such as those described in the preceding paragraph, directly attributable to the acquisition. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Open Text’s Annual Report on Form 10-K for its fiscal year ended June 30, 2002 and Quarterly Reports on Form 10-Q for its quarters ended September 30, 2002, and December 31, 2002 and March 31, 2003, and contained herein for Eloquent. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial condition of Open Text that would have been reported had the acquisitions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Open Text.

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2002

(In thousands of US Dollars)

	Open Text	Corechange	Eloquent	Pro Forma Adjustments		Pro Forma
				(Note 3)
ASSETS
Current assets:
Cash and cash equivalents	$102,341	$1,885	$2,805	$(10,313	)(B)	$96,718
Short-term investments	—	—	5,869	—		5,869
Restricted short-term investments	—	—	1,753	—		1,753
Accounts receivable, net	29,567	2,442	98	—		32,107
Income taxes recoverable	34	—	—	—		34
Prepaid expenses and other assets	2,799	586	276	—		3,661
Deferred tax asset	1,407	—	—	—		1,407

Total current assets	136,148	4,913	10,801	(10,313)		141,549
Capital assets	8,380	856	75	(75	)(F)	9,236
Goodwill	29,599	—	—	6,907	(A)	36,506
Deferred tax asset	12,413	—	—	807	(C)	13,220
Other assets	13,543	57	382	—		13,982

	$200,083	$5,826	$11,258	$(2,674)		$214,493

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes Payable	$—	$1,515	$—	$(1,515	)(D)	$—
Accounts payable and accrued liabilities	25,843	2,651	1,623	5,680	(E)	35,797
Deferred revenues	27,207	2,192	621	—		30,020

Total current liabilities	53,050	6,358	2,244	4,165		65,817
Long term liabilities:
Deferred revenue	2,975	—	—	—		2,975
Obligations under capital leases	—	14	—	—		14
Accrued liabilities	4,047	—	460	—		4,507
Minority Interest	—	107	—	—		107
Redeemable Convertible Preferred Stock	—	76,711	—	(76,711	)(F)	—

	7,022	76,832	460	(76,711)		7,603
Shareholders’ equity:
Share capital	199,578	7,208	129,401	(136,609	)(F)	199,578
Warrants	—	4,768	—	(4,768	)(F)	—
Unearned stock-based compensation	—	—	(93)	93	(F)	—
Accumulated other comprehensive income:
Cumulative translation adjustment	(1,564)	(85)	59	26	(F)	(1,564)
Accumulated deficit	(58,003)	(89,255)	(120,813)	211,130	(F)	(56,941)

Total shareholders’ equity	140,011	(77,364)	8,554	69,872		141,073

	$200,083	$5,826	$11,258	$(2,674)		$214,493

See accompanying notes to the proforma condensed consolidated financial statements

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six-Month Period Ended December 31, 2002

(In thousands of US Dollars, except per share data)

	Open Text	Centrinity	Corechange	Eloquent	Pro Forma Adjustments		Pro Forma
					(Note 3)
Revenues:
License & networking	$32,844	$1,895	$1,969	$597	$(64	)(K)	$37,241
Customer support	28,545	1,807	1,295	254	—		31,901
Service	19,280	371	920	334	—		20,905

Total revenues	80,669	4,073	4,184	1,185	(64)		90,047
Cost of revenues:
License & networking	3,267	470	763	118	(128	)(K)	4,490
Customer support	4,718	225	87	195	—		5,225
Service	13,682	191	919	339	—		15,131

Total cost of revenues	21,667	886	1,769	652	(128)		24,846

Gross profit	59,002	3,187	2,415	533	64		65,201
Operating expenses:
Research and development	13,013	959	1,553	984	—		16,509
Sales and marketing	25,801	549	6,310	1,785	—		34,445
General and administrative	6,786	2,837	1,463	963	—		12,049
Stock based compensation	—	—	47	184	(231	)(N)	—
Restructuring charge	—	—	456	323	—		779
Depreciation	2,444	501	448	313	—		3,706
Amortization of acquired intangible assets	1,225	151	—	1,160	(1,041	)(L)	1,495

Total operating expenses	49,269	4,998	10,277	5,712	(1,272)		68,984
Income (loss) from operations	9,733	(1,811)	(7,862)	(5,179)	1,336		(3,783)
Other income (loss)	1,115	372	(3,900)	0	3,561	(M)	1,148
Interest income	732	114	6	99	—		951

Income (loss) before income taxes	11,580	(1,326)	(11,756)	(5,080)	4,897		(1,685)
Provision for income taxes	—	—	—	—	—		—

Net income (loss) for the period	$11,580	$(1,326)	$(11,756)	$(5,080)	$4,897		$(1,685)

Basic net income per share	$0.60						$(0.09)
Diluted net income per share	$0.57						$(0.09)
Weighted average number of Common Shares outstanding—basic	19,461						19,461
Weighted average number of Common Shares outstanding—diluted	20,437						19,461

See accompanying notes to these condensed consolidated financial statements.

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Twelve-Month Period Ended June 30, 2002

(In thousands of US Dollars, except per share data)

	Open Text	Centrinity	Corechange	Eloquent	Pro Forma Adjustments		Pro Forma
					(Note 3)
Revenues:
License & networking	$65,984	$6,001	$8,521	$1,369	$(1,246	)(G)	$80,629
Customer support	48,707	4,136	2,888	451	—		56,182
Service	37,786	1,201	2,922	3,035	—		44,944

Total revenues	152,477	11,338	14,331	4,855	(1,246)		181,755
Cost of revenues:
License & networking	5,341	1,286	1,081	281	(794	)(G)	7,195
Customer support	8,364	685	160	978	—		10,187
Service	25,516	855	2,820	2,903	—		32,094

Total cost of revenues	39,221	2,826	4,061	4,162	(794)		49,476

Gross profit	113,256	8,512	10,270	693	(452)		132,279
Operating expenses:
Research and development	24,071	3,588	6,533	4,752	—		38,944
Sales and marketing	51,084	9,688	16,211	8,035	—		85,018
General and administrative	12,498	8,306	3,100	4,523	—		28,427
Stock based compensation	—	—	665	1,633	(2,298	)(J)	—
Restructuring charge	—	—	738	667	—		1,405
Depreciation	5,587	661	828	1,439	—		8,515
Amortization of acquired intangible assets	6,506	763	—	538	(221	)(H)	7,586

Total operating expenses	99,746	23,006	28,075	21,587	(2,519)		169,895

Income (loss) from operations	13,510	(14,494)	(17,805)	(20,894)	2,067		(37,616)
Other income (loss)	1,613	636	(6,454)	(283)	6,011	(I)	1,523
Interest income	1,853	195	393	1,553	—		3,994
Interest expense	(16)	—	—	(88)	—		(104)
Minority Interest	—	—	(68)	—	—		(68)

Income (loss) before income taxes	16,960	(13,663)	(23,934)	(19,712)	8,078		(32,271)
(Provision) recovery for income taxes	(289)	24	—	—	—		(265)

Net income (loss) before cumulative effect of accounting change	16,671	(13,639)	(23,934)	(19,712)	8,078		(32,536)
Cumulative effect of accounting change	—	—	—	(3,230)	—		(3,230)

Net income (loss) for the period	$16,671	$(13,639)	$(23,934)	$(22,942)	$8,078		$(35,766)

Basic net income (loss) per share	$0.83						$(1.79)
Diluted net income (loss) per share	$0.78						$(1.79)
Weighted average number of Common Shares outstanding—basic	19,979						19,979
Weighted average number of Common Shares outstanding—diluted	21,239						19,979

See accompanying notes to the proforma condensed consolidated financial statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of US Dollars)

Note 1: Basis of Presentation

The unaudited pro forma condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in Open Text’s Form 8-K/A prepared in connection with the acquisition of Eloquent. These unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Centrinity, Corechange, and Eloquent.

Certain information and certain footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The information concerning Open Text has been obtained from the audited consolidated financial statements of Open Text for the year ended June 30, 2002 and the unaudited consolidated financial statements for the six months ended December 31, 2002. The information concerning Eloquent has been obtained from the audited consolidated financial statements of Eloquent for the years ended December 31, 2002 and 2001 and the unaudited consolidated financial statements for the six months ended June 30, 2002 and 2001. The information concerning Corechange has been obtained from the audited consolidated financial statements of Corechange for the year ended December 31, 2002 and the unaudited consolidated financial statements for the six months ended June 30, 2002 and 2001. The information concerning Centrinity has been obtained from the unaudited consolidated financial statements for the twelve months ended June 30, 2002 and the unaudited consolidated financial statements for the four-month period ended October 31, 2002, being the day immediately prior to the completion of the acquisition of Centrinity by Open Text.

Open Text terminated a number of employees relating to these acquisitions subsequent to their closings. As such, Open Text expects the acquired entities to have lower operating expenses than that reported in the unaudited pro forma condensed consolidated statement of operations. Similarly, as a result of the fact that Open Text intends on executing certain restructuring plans to help re-align these businesses with the current economic environment, the Company anticipates that the acquired business’s historical levels of revenues may not be sustainable, and that they may experience a decline following the closing of these acquisitions. However, in accordance with Regulation S-X (Article 11), adjustments were not included in the unaudited pro forma condensed consolidated statement of operations to reflect these post-acquisition events, as any such adjustments would reflect judgmental estimates of historical management practices.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s financial position or results of operations which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or of the financial position or results of operations that may be obtained in the future.

Note 2: Purchase Price Allocation

On March 20, 2003, Open Text completed the acquisition of all of the issued and outstanding stock of Eloquent for cash consideration of $6.7 million, of which $1.0 million is held in escrow for one year to secure certain representations, warranties and covenants of Eloquent in the acquisition agreement.

On February 25, 2003, Open Text completed the acquisition of all of the issued and outstanding stock of Corechange for cash consideration of $4.3 million, of which $650,000 will be held in escrow to secure certain representations, warranties and covenants of Corechange in the acquisition agreement, as well as additional contingent cash consideration calculated as a fixed percentage of certain of Corechange’s revenues for the one-year period following the closing. None of this contingent consideration was recognized at the date of acquisition. If payable in the future, the amount assigned to goodwill will be incurred.

In accordance with Statement of Financial Accounting Standards No. 141, these acquisitions have been accounted for as a purchase of both Eloquent and Corechange by Open Text. The purchase price of Eloquent has been allocated to the assets acquired and liabilities assumed based on their fair values at March 20, 2003, while the purchase price of Corechange has been allocated to the assets acquired and liabilities assumed based on their fair values at February 25, 2003. For certain assets and liabilities, the book values at the acquisition date have been determined to reflect fair values. The following table summarizes the components of the total purchase prices of both Eloquent and Corechange and the pro forma allocation:

	Corechange	Eloquent
Current assets	$4,913	$10,801
Other assets	913	382
Future tax assets	297	510
Goodwill	6,907	—

Total assets acquired	13,030	11,693
Current liabilities	(8,659)	(3,458)
Other liabilities	(14)	(460)
Minority interest	(107)	—
Extraordinary gain (negative goodwill)	—	(1,062)

Purchase Price	$4,250	$6,713

The Company has retained the services of an independent valuator to assist in the purchase price allocation relating to both the acquisition of Eloquent and Corechange. Given that the Eloquent acquisition was not completed until March 20, 2003, and the Corechange acquisition was not completed until February 25, 2003, the work of the independent valuator is still in the preliminary stages. The Company anticipates that a portion of the balance recorded to goodwill will be reallocated to identifiable intangible assets once the work of the independent valuator is finalized.

Note 3: Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

(A)    To record the new goodwill related to the acquisitions of Eloquent and Corechange (see Note 2) as follows:

Goodwill related to Eloquent	$—
Goodwill related to Corechange	6,907

$6,907

(B)    Represents the cash consideration paid for Eloquent and Corechange by Open Text at closing as follows:

Cash consideration paid for Eloquent	$6,713
Cash consideration paid for Corechange	3,600

$10,313

Total consideration paid in respect of Corechange is $4,300, of which $3,600 was paid on closing and an additional $650 was placed into escrow subsequent to the closing for a one-year period.

(C)    To reflect the value assigned to the deferred tax assets arising from the non-capital loss carry-forwards related to Eloquent and Corechange at the time of each acquisition, which Open Text believes is more likely than not of realization.

Eloquent	$510
Corechange	297

$807

(D)    To eliminate the notes payable which were due to the former shareholders of Corechange. These notes payable were discharged, without additional consideration, effective upon the closing of the acquisition.

(E)    To reflect the Company’s estimate of severance and relocation costs related to certain Eloquent and Corechange employees, costs of vacating certain facilities of Corechange, and other direct costs associated with both of these transactions, as well as to record the escrow payable to the former shareholders of Corechange as follows:

Direct acquisition costs—Eloquent	$1,214
Direct acquisition costs—Corechange	3,816
Escrow payable – Corechange	650

$5,680

(F)    To eliminate the capital stock and accumulated deficit of both Eloquent and Corechange at the date of each acquisition. Also includes a pro forma charge to Open Text’s deficit of $1,062 relating to an extraordinary gain realized on the purchase price allocation of Eloquent, given that the fair value of the net assets acquired exceed the purchase price, as well as a similar reduction to the fair value of the capital assets acquired. This pro forma charge was made to this pro forma balance sheet to account for the purchase price allocation as though the acquisition was completed on December 31, 2002, when the fair value of the assets and liabilities acquired would have been more than the purchase price. However, for the actual purchase price allocation, which is effective February 25, 2003, this was not the case and goodwill was recorded on Open Text’s balance sheet.

(G)    Reflects the elimination of revenues and expenses for hosting activities, as Open Text exited Centrinity’s hosting operations upon completion of that acquisition.

(H)    Reflects adjustments to additional amortization relating to the identifiable intangible assets recorded at the time of the acquisition of Centrinity. Amount also reflects the elimination of Centrinity’s goodwill amortization and Eloquent’s intangible asset amortization as follows:

Amortization of acquired intangible assets relating to Centrinity acquisition	$1,080
Elimination of Eloquent’s historical intangible asset amortization	(538)
Elimination of Centrinity’s historical goodwill amortization	(763)

$(221)

The Company has selected amortization periods of 5—7 years for various components of the acquired technology, as well as an amortization period of 3 years for customer contracts and 7 years for customer relationships.

As discussed in note 2 above, the Company has retained the services of an independent valuator to assist in the allocation of the intangible assets associated with the Eloquent and Corechange acquisitions. The work of the independent valuator is still in the preliminary stages, and as a result no amounts have yet been allocated to identifiable intangible assets. The Company anticipates that such an allocation will be made during the quarter ending June 30, 2003.

(I)    Removes the accretion and dividends on preferred stock for Corechange.

(J)    Removes the stock-based compensation recorded in Eloquent and Corechange as follows:

Eloquent	$1,633
Corechange	665

$2,298

As Open Text acquired the entire capital structure of both Eloquent and Corechange as part of these acquisitions, no such expenses will be incurred by Open Text post-acquisition.

(K)    Reflects the elimination of revenues and expenses for hosting activities, as Open Text exited Centrinity’s hosting operations upon completion of that acquisition.

(L)    Reflects additional amortization relating to the identifiable intangible assets recorded at the time of acquisition of Centrinity (see (H)). Amount also reflects the elimination of Centrinity’s goodwill amortization and Eloquent’s intangible asset amortization as follows:

Amortization of acquired intangibles relating to Centrinity acquisition	$270
Elimination of Eloquent’s historical intangible asset amortization	(1,160)
Elimination of Centrinity’s historical goodwill amortization	(151)

$(1,041)

(M)    Removes the accretion and dividends on Corechange’s preferred stock and interest expense on Corechange’s warrants recorded by Corechange.

(N)    Removes the stock-based compensation recorded in Eloquent and Corechange as follows:

Eloquent	184
Corechange	47

$231

As Open Text acquired the entire capital structure of both Eloquent and Corechange as part of these acquisitions, these expenses will have no impact on the consolidated company post-acquisitions.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that are based on a number of assumptions and estimates and that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the actual results or performance of Open Text and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements.

The risks, uncertainties and assumptions referred to above include the challenges of integration associated with the acquisitions or other planned acquisitions; the inability to achieve anticipated synergies; the costs associated with the acquisitions; the inability to maintain revenues on a combined company basis; employee management issues; the timely development, production and acceptance of products and services; the challenge of managing asset levels and expenses; and the other risks that are described from time to time in Open Text’s Securities and Exchange Commission reports, including but not limited to Open Text’s Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 2002, December 31, 2002, and March 31, 2003 and Open Text’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

Open Text assumes no obligation and does not intend to update these forward-looking statements.